UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:   June 30, 2010

China Bilingual Technology & Education Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-162103	68-0678185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NO.2 LONGBAO STREET,XIAODIAN ZONE,
TAIYUAN CITY,SHANXI PROVINCE,CHINA
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

030031
(Zip Code)

01186-351-7963988
(Registrant's telephone number, including area code)

21 Pulawska St., Suite 23
Lublin, Poland 20-051
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On June 30, 2010, the board of directors of Designer Export, Inc (“the Company”) approved a stock dividend whereby each stockholders of record in July 14, 2010 will receive 1.582,781 shares of common stock for each share of common stock which such stockholders own on the record date (“the Dividend”)

On June 30, 2010, the Company acquired all of the outstanding capital stock of Kahibah Limited, a British Virgin Islands limited liability company (“Kahibah”), through China Bilingual Education Inc. a Nevada corporation (the “Merger Sub”) wholly owned by the Company.  Kahibah is a holding company whose only asset, held through Taiyuan Taiji Industry Development Co., Ltd (“Taiyuan Taiji”), a wholly-foreign owned enterprise (WOFE) under the laws of the People’s Republic of China (“PRC”), is 95% of the registered capital of Shanxi Taiji Industrial Development Co., Ltd. (“Shanxi Taiji”), an equity joint venture company organized under the laws of the People’s Republic of China. Ninety-five percent of the equity interests in Shanxi Taiji are owned by Taiyuan Taiji. On November 25, 2009, Kahibah entered into a share exchange agreement to sell the remaining 5% ownership to Ms. Ren Baiv. However, as of March 31, 2010, Ms. Ren Baiv has not yet paid the capital contribution. Shanxi Taiji owns all of the registered capital of Shanxi Modern Bilingual School, a private non-enteraprise entity incorporated under the laws of the PRC (“Shanxi Modern Bilingual School”) and Sichuan Guangan Experimental High School, a private non-enterprise entity incorporated under the laws of the PRC (“Sichuan Guangan Experimental High School”). Since its inception, Shanxi Taiji has striven to meet the market demands for educational needs through the establishment of the Shanxi Modern Bilingual School and the Sichuan Guangan Experimental High School. The following chart shows our structure (the “Ownership Structure”):

In the Opinion of Shanxi Huanghe Law Firm, our PRC legal counsel:

• Taiyuan Taiji is a limited liability company duly incorporated, validly existing and in good standing as a wholly-foreign owned enterprise under the laws of the PRC. All equity interests in Taiyuan Taiji are owned by Kahibah BVI. All equity interests in Taiyuan Taiji have been duly authorized, validly issued and are fully paid and, to Shanxi Huanghe’s knowledge, free and clear of all pledges, options, claims, restrictions under voting or transfer or any other encumbrances;

• Shanxi Taiji is a limited liability company, duly incorporated, validly existing and in good standing under the laws of the PRC.  95% of the equity interests in Shanxi Taiji are owned by Taiyun Taiji. On November 25, 2009, the company entered into a share exchange agreement to sell the remaining 5% ownership to Ms. Ren Baiv. However, as of March 31, 2010, Ms. Ren Baiv has not yet paid the capital contribution. All of the equity interests in Shanxi Taiji have been duly authorized, validly issued and are fully paid, and to Shanxi Huanghe’s knowledge, free and clear of all pledges, options, claims, restriction upon voting or transfer or any other encumbrances.

• Shanxi Modern Bilingual School and Sichuan Guang’an Experimental School are duly incorporated, validly existing and in good standing as private non-enterprise entities under the laws of the PRC. All of the registered capital of the Shanxi Modern Bilingual School and the Sichuan Guang’an Experimental School are owned by Shanxi Taiji and have been fully paid, and to Shanxi Huanghe’s knowledge are free and clear of all pledges, options, claims restrictions upon voting or transfer or any of encumbrances.

• The articles of association, business license and other constitutive or organization documents of each Taiyum Taiji, Shanxi Taiji, Shanxi Modern Bilingual School and Sichuan Guang’an Experimental School (collectively, the “PRC Subsidiaries”),  comply with the requirements of applicable PRC laws and are in full force and effect.

• Each of the PRC Subsidiaries has adequate corporate and authority to own, lease, and operate its properties and assets and possess necessary certificates, approvals, licenses or permits issued by the PRC  (whether national or regional, or any other organization empowered by the laws or administrative regulations to exercise administrative authority in the PRC). Such certificates, approvals licenses or permits are in full force and effect. None of the PRC Subsidiaries is in violation of any applicable PRC Laws in any material respects with respect to the conduct of their business.

• The Ownership Structure complies with the current PRC laws and regulations.

In connection with the acquisition, the following transactions took place:

● The Merger Sub issued 10 shares of the common stock of the Merger Sub which constituted no more than 10% ownership interest in the Merger Sub to the shareholders of Kahibah, in exchange for all the shares of the capital stock of Kahibah (the “Share Exchange” or “Merger”). The 10 shares of the common stock of the Merger Sub were converted into approximately 10,105,386 shares (or 26,100,000 shares on a Post-Dividend basis) of the common stock of the Company so that upon completion of the Merger, the shareholders of Kahibah own approximately 87% of the common stock of the Company.

● Urszula Dorota Paszko resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer on June 30, 2010.

● Ren Zhiqing, Chief Executive Officer of Shanxi Taiji, was elected to serve on our Board of Directors as Chairman and as Chief Executive Officer of the Company.

● Pan Mingxiao, an officer and director of Shanxi Taiji, was elected to serve on our Board of Directors and as Executive Vice-President of the Company.

.● Zhao Hegui, an officer and director of Shanxi Taiji, was elected to serve on our Board of Directors and as Executive Vice-President of the Company.

● Immediately following the Merger, pursuant to an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Liabilities (the “Conveyance Agreement”), we transferred all of our pre-Merger assets and liabilities to our wholly-owned subsidiary, Designer Export Holdings, Inc. (“SplitCo”) to certain of our shareholders.  Thereafter, pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”), we transferred all of  the outstanding capital stock of SplitCo to certain of our stockholders in exchange for the cancellation of 3,000,000 shares of our common stock (the “Split Off Transaction”), with 1,510,000 shares of common stock held by persons who were stockholders of ours prior to the Merger remaining outstanding.  These 1,510,000 (or 3,900,000 shares on a Post-Dividend basis) shares constitute our “public float” and are our only shares of registered common stock and accordingly are our only shares available for resale without further registration.

● As part of the Merger, the Company’s name will be changed from “Designer Export, Inc.” to “China Bilingual Technology Education Group Inc.”  The Company is communicating with FINRA for the name change and trading symbol change on the OTC Bulletin Board.

As a result of these transactions, persons affiliated with Kahibah now own securities that in the aggregate represent approximately 87% of the equity in the Company.

References to a company’s “registered capital” are to the equity of such company, which under PRC law is measured not in terms of shares owned but in terms of the amount of capital that has been contributed to a company by a particular shareholder or all shareholders. The portion of a limited liability company’s total capital contributed by a particular shareholder represents that shareholder’s ownership of the company, and the total amount of capital contributed by all shareholders is the company’s total equity. Capital contributions are made to a company by deposits into a dedicated account in the company’s name, which the company may access in order to meet its financial needs. When a company’s accountant certifies to PRC authorities that a capital contribution has been made and the company has received the necessary government permission to increase its contributed capital, the capital contribution is registered with regulatory authorities and becomes a part of the company’s “registered capital.”

For accounting suppose, the share exchange translation was treated as a reverse acquisition, with Designer Exports, Inc. as the acquired party and Kahibah as the acquirer. In addiction, the historical financial statements of Kahibah will become the historical financial statement of the company.

Unless otherwise specified or required by context, references to “we,” “our” and “us”  refer collectively to Designer Export, Kahibah BVI, Taiyuan Taiji, Shanxi Taiji, Shanxi Modern Bilingual School and Sichuan Guang’an Experimental School.

New Management

Upon the completion of the Merger, the new executive officers and directors of the Company will be:

Name	Age	Positions with the Company
Ren Zhiqing	53	Chairman and Chief Executive Officer
Pan Mingxiao	34	Executive Vice-President and Director
Zhao Hegui	47	Executive Vice-President and Director

All directors hold office until the next annual meeting of our shareholders and until their successors have been elected and qualify.  Officers serve at the pleasure of the Board of Directors.

Ren Zhiqing is our Chairman of the Board, and Chief Executive Officer. He has been the Chief Executive Officer of Shanxi Taiji Industrial Development Co., Ltd. since its formation in 1997. Previously, he was the president of Shanxi Modern Trade and Economics Institute(1993 to 1997). Head of China Yinjing News Agent Shanxi Branch (1989 to 1993). Reporter of China Economic News Agency (1986 to 1989). Mr. Ren earned his Bachelors degree at Shanxi College of Traditional Chinese Medicine.

Pan Mingxiao is our Executive Vice President and Director. He has been an officer and director of Shanxi Taiji Industrial Development Co., Ltd since 2004. Previously, he was the Chief Financial Officer of Shanxi Modern Bilingual School. Mr. Pan earned his Bachelors degree from Peking University.

Zhao Hegui is our Executive Vice President and Director. He has been an officer and director of Shanxi Taiji Industrial Development Co., Ltd since 2009. Previously, he was the Head of Shanxi Modern Bilingual School (2004 to 2009) and Managing President of Shanxi Modern Bilingual School (2003 to 2004). Mr. Zhao earned his Bachelors in Shanxi Education Institute.

 Audit Committee Financial Expert

    Our board of directors currently acts as our audit committee. Because we only recently executed the merger agreement our Board of Directors is still in the process of finding an "audit committee financial expert" as defined in Regulation S-K and directors that are "independent" as that term is used in Section 10A of the Securities Exchange Act.

Audit Committee

    We have not yet appointed an audit committee. At the present time, we believe that the members of Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We do, however, recognize the importance of good corporate governance and intend to appoint an audit committee comprised entirely of independent directors, including at least one financial expert, in the near future.

Compensation Committee

    We do not presently have a compensation committee. Our board of directors currently acts as our compensation committee.

Nominating Committee

    We do not presently have a nominating committee. Our board of directors currently acts as our nominating committee. We are in search for qualified independent board members to staff this committee.

Form 10 Disclosure

Prior to closing of the Merger, the Company was a “shell company” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, as required by SEC rules, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act.

Please note that the information provided below relates to the combined Company after the Share Exchange, unless otherwise specifically indicated.

INFORMATION REGARDING THE ACQUIRED COMPANIES

Shanxi Taiji Industrial Development Co., Ltd

Shanxi Taiji was incorporated as a limited liability company on July 25, 1997 under PRC law. It is currently 95% owned by Taiyuan Taiji and 5% owned by Ms. Ren Bainv who has not yet paid capital contribution as of March 31, 2010.  Shanxi Taiji is an equity joint venture under the laws of the PRC. The Shanxi Modern Bilingual School and Sichuan Guangan Experimental High School hold the requisite local licenses to provide educational services in China.

Shanxi Modern Bilingual School

Shanxi Modern Bilingual School was founded in 1998 by Shanxi Taiji, approved by Taiyuan Bureau of Education. It is a set of kindergarten, elementary, middle and high school in one full-time boarding school. It has an elegant school environment, covering 133,000 square meters. The school has three academic buildings, an administration building, four apartment buildings, two cafeterias, six teacher residential building, a multi-functional arts gymnasium and three high standard epoxy polyurethane plastic 400-meters circular track field, and 3 standard basketball courts and children’s playground.

The school is equipped with:

 • audio-visual language teaching facilities;
 • a multimedia amphitheater;
 • modern computer classrooms, which allow us to teach remotely;
 • physics, chemistry, and biology laboratories;
 • a library; and a
 • reading, art and music rooms

Since its inception, the number of students enrolled in our school has increased over the years from 536 students in 1999, 1360 students in 2000, to more than 4100 students in 2004. At present, we have more than 6,000 students and 140 classes, and have become the largest private school in Shanxi Province.

We currently have 600 full-time teachers, 13 foreign teachers, with an average age of 35. 60.6% of the teachers are middle and senior teachers, and 80.4% of teachers are national, provincial, municipal and district subject leaders, the backbone of teachers, teaching experts.

Our school stresses bilingual education.  The foreign language teaching and mother-tongue teaching are equally important. We strive to make the English language penetrate into the student's school and family life, so that students can become proficient in the English language.

Every year, nearly 5% of our students have achieved more than 600 scores in the College Entrance Examination. More than 200 students of our school received awards in the competitions of math, physics, chemistry, biology, music, arts, calligraphy, and computers. In two consecutive years, 2002 and 2003, Taiyuan Bureau of Education awarded our school for high school education and teaching quality "Special Award" and "Comprehensive Excellence Award", junior secondary education teaching quality "prize" and the "Excellence Award."  In March 2004, our school was commended in Taiyuan City Bureau of Education, known as "health, sanitation, safety school." After 2004, our school was awarded by the Education Bureau in Taiyuan City, " Taiyuan Excellence high school ", "high school graduation exam prize", the school has been awarded the "Outstanding Private Middle School in Shanxi Province", " Green School in Shanxi Province "," National Children's computer examination training points "and" Model School in Information Technology in Shanxi Province, "" dissemination of popular science bases in Shanxi Province "," read the classic works of Chinese classical poems in national outstanding school, "" National 'Creative Writing' experimental school. "

Sichuan Guang’an Experimental High School

Sichuan Guang’an Experimental High School was established by Shanxi Taiji in 2002.  It is a private high school which is high-profile, high standard, full-time school.  The school environment is beautiful, tree-lined, with top hardware and a unique architectural style. The campus covers an area of 70,000 square meters. We have two teaching buildings, four teachers’ apartments, four students’ apartment buildings, two cafeterias, a complex building, a audio-visual technology building (also for library), and a large-scale indoor sports center. Campus greening projects cost $300 thousand, we planted trees, shrubs and banyan to improve the school’s life environment, . All school equipment meets provincial-level high school’s standards.

The school is equipped with:
• modern art rooms;
• science labs,
• multimedia network classroom
• a language lab;
• a high specification amphitheater;
• music, dance and , piano rooms;
• 400 meters circular track and field; and
• basketball courts, volleyball courts and badminton courts.

The number of existing staff is 300, including 160 full-time teachers. 80% of which are high school or intermediate teaching experts. We have 70 classes. Our school’s characteristics are: expert administration, an excellent teaching team, small class sizes; bilingual education; and a modern learning environment. Since our school was established our students have shown excellent academic performance. In 2003 college entrance examination 90.5% of our students achieved the enrollment mark, ranking the first in Guangan’s high school. Huaying Matriculation champion came from our school and the highest mark of Chinese, mathematics, English, integrated science all came from our school. In 2004, College of Liberal Arts Huaying champion still came from our school; in 2005, 8 of the top ten Huaying college entrance students were from our school. In 2009, the rate of college entrance of our school ranked number one in Huaying City.

Our students have won numerous awards at the national, provincial, municipal and other types of competitions. Our school won the Guang'an " 2004 College Entrance Examination growth Award", awarded by the National Education, "15" plan, "Key lessons Experimental School", Huaying "fire safety education demonstration School ", and as named" Huaying Private Education advanced unit "by City High School in 2006 first prize in the quality of education, Huaying enterprises advanced units within the public security, basic education curriculum reform Huaying advanced group; in 2007, the quality of high school education; the first prize of  annual college entrance examination in 2007; Huaying working special contribution ; 2006-2007, advanced private education units; in 2008, first prize of the quality of high school education; in 2009, received the 2007-2008 school degree Huaying advanced unit in private education, Huaying second faculty Games men's high school basketball group first. Our school is the only school employing qualified foreign teachers, and it is the Huaying’s first large-scale private education school.

STRATEGY

The school will merger the same kind of school to have a large scale, and carry out the same management and the same teaching method. And we will enlarge the business style from the basic education to training services and globe exchange programme.

Competition

The Chinese education industry is highly competitive. Competition among educational institutions is primarily driven by location, courses, research capability and reputation. In all of the geographical areas in which we operate or expect to operate, there are other educational institutions, training centers and other education providers, which provide services comparable to those that we offer or expect to offer. Competition between Chinese educational institutions has intensified in recent years due to the increase in private educational institutions and extra-curricular training centers that allow students to choose the educational institutions and courses they would like to attend.

In general, educational institutions compete within the communities they serve based on the teaching quality and specialty of the teachers, enrollment rate, reputation, the physical condition of their facilities and teaching equipment. We strive to distinguish the educational institutions we operate based on the quality provided and our ability to attract and retain teachers with varied specialties. We strive to maintain and improve the level of enrollment and to provide quality facilities and teaching services.

We face competition from domestic and international education service providers that are seeking to acquire and operate educational institutions in China. We expect competition for attractive opportunities to intensify because of the continued privatization of the education industry in China and the difficulty in setting up new educational institutions in China, which requires approval from the local Bureau of Education or the Ministry of Education of China. Other competitors, such as high-end standalone private educational institutions and training centers that cater to high-income consumers and foreign expatriates, have emerged primarily as a result of the increasing affluence of the Chinese population. These standalone private educational institutions and training centers are managed by both foreign and domestic high school, college and university operators.

Government Approvals and Regulations

General Regulatory Environment

China’s education industry is regulated by various government agencies, mainly including the Ministry of Education. The Ministry of Education has branch offices across China to oversee the education industry at the provincial, municipal and county levels, which together with the Ministry of Education (“MOE”) we refer to as the Education Authorities. These Education Authorities, together with other relevant government agencies, such as the Ministry of Civil Affairs (“MCA”) and Ministry of Labor and Social Security have promulgated rules and regulations relating to the establishment, licensing and operation of educational institutions, the licensing, administration and management of educational staff and the taxation of educational services and incomes.

Operation of Private Schools

Level of Approval

Pursuant to the Law of the People’s Republic of China on Promotion of Private Education promulgated by the Standing Committee of the Ninth National People’s Congress State Council of the PRC which became effective on September 1, 2003, and the Implementation Rules to the Law of the People’s Republic of China on Promotion of Private Education issued by the State Council which became effective on April 1, 2004, each Private School must obtain a private funded school education permit from the relevant Education Authority in order to conduct business as an education service provider. Private schools providing certifications, pre-school education, education for self-study aid and other academic education shall be subject to approval by the Education Authorities. The Education Authorities under the local people’s governments at or above the county level shall be responsible for the work relating to private schools of academic education in their own administrative region. The administrative departments for labor and social security and the relevant departments under the local people’s governments at or above the county level shall respectively be responsible for the work relating to private schools of non-academic education which means occupational qualification training and occupational skill training within the scope of their duties. For degree education, (i) establishment of colleges is preliminarily examined by Education Authorities at the provincial level, and then is examined and approved by the government of the provincial level; (ii) establishment of universities for bachelor or higher degrees is preliminarily examined by Education Authorities of the provincial level, and then is examined and approved by MOE; (iii) establishment of senior high schools, vocational middle schools and technical secondary schools is preliminarily examined by Education Authorities of the county level, and then is examined and approved by educational authorities of the municipal level and shall be delivered to the government of the municipal level and educational authorities of the provincial level for reference; (iv) establishment of junior middle schools and primary schools is examined and approved by Education Authorities of the county level and shall be delivered to Education Authorities of the municipal level for reference. A duly approved private school will be granted a Permit for operating a Private School, and shall be registered with the MCA or its local counterparts as a privately run non-enterprise institution. Each of our schools has obtained the Permit for operating a Private School and has been registered with the relevant local counterpart of the MCA.

Expansion of Business

Pursuant to the Implementation Rules to the Law of the People’s Republic of China on Promotion of Private Education issued by the State Council in 2004, private schools and government-run schools shall share equal legal status, and the State safeguards the autonomy of the private schools. The State protects the lawful rights and interests of the sponsors, principals, teachers and staff members of private schools. Prospectors and advertisements of private schools shall be approved by relevant examination and approval authorities. And upon the approval of its prospectors and advertisements, the private school enjoys its independent right of recruiting students and enjoys the equal recruiting right as government-run schools of the same kind. The private schools may make plans on the scope, standard and method of recruiting students independently. Private schools shall abide by the relevant regulations with respect to recruiting college-level or above students. In addition, operation of a private school is highly regulated. For example, the types and amounts of fees charged by a private school providing certifications shall be approved by the governmental pricing authority and be publicly disclosed. So for a private school to expand its business, it has some discretionary power, but it must abide by a procedure under which, any increase in recruitment of students or increase in fees must be approved in advance by the relevant authorities.

Levels and Grades of schools

Subject to the Education Law of the People’s Republic of China issued by the eighth National People’s Congress in 1995, schools of the basic education system are divided into four levels including infant school education, primary education, secondary education and higher education. Accordingly, based on the four levels, there are the following kinds of schools: nursery school, primary school, junior middle school, senior high school, and university. Nursery school, primary school and junior middle school represent compulsory education. With respect to universities, there are several kinds of college degrees: bachelor degree, master degree and doctorate degree. And for different levels of private schools, there are different approval authorities. The State Council and all local people’s government at different levels shall supervise and manage the educational work according to the principle of management by different levels and division of labor with individual responsibility. Secondary and lower education shall be managed by the local people’s government under the leadership of the State Council. Higher education shall be managed by the State Council and the people’s government of the province, autonomous region or municipality directly under the central government. Besides the basic education system, the state adopts a vocational education system and an adult education system. The people’s government at different levels, relevant administrative departments, enterprises and institutions shall adopt measures to develop and ensure for citizens vocational school education or vocational training in various forms. Meanwhile, no organization or individual may establish or operate a school or any other institution of education for profit-making purposes. However, private schools may be operated for “reasonable returns,” as described in more detail below.

School Privatization

Although no definitive regulation has been promulgated with respect to the privatization of government-run schools, the Chinese government has announced a series of regulations and policies to encourage private schools and Sino-foreign-run schools. The Standing Committee of the Ninth National People’s Congress issued Law of the People’s Republic of China on Promotion of Private Schools to encourage social funds to invest in the education industry in 2002. To implement the above law, the State Council issued the Implementation Rules to the Law of the People’s Republic of China on Promotion of Private Schools in 2004. In order to encourage foreign funds to invest in the Chinese education industry and strengthen international exchange and cooperation in the field of education, the State Council also issued Regulations of the People’s Republic of China on Chinese-Foreign Schools in 2003. National Development and Reform Commission and Ministry of Commerce jointly modified Catalogue of Foreign Investment Industries in 2007, in which there are encouraged education industry, restricted education industry and prohibited education industry. The encouraged education industry is a higher-degree educational institution (only limited to joint venture or cooperative), the restricted education industry is a common senior high school education mechanism (only limited to joint venture or cooperative) and the prohibited education industry is a compulsory education and military, police, political and other kinds of education that are of a special nature in the PRC.

Special tax rules applicable to preferential tax treatment and non-preferential tax treatment for privately-run schools

Private schools are divided into three categories: private schools established with donated funds; private schools that require reasonable returns and private schools that do not require reasonable returns.

Law of the People’s Republic of China on Promotion of Private Schools prescribes principally that private schools enjoy the preferential tax treatment polices regulated by the state. And the Implementation Rules to the Law of the People’s Republic of China on Promotion of Private Schools prescribes further, that the private schools established by donation and the private schools whose investors do not ask for reasonable rewards of investment may enjoy the same preferential tax and other preferential treatments as the government-run schools. And for private schools whose investors ask for reasonable rewards of investment, its preferential tax treatment policies are jointly formulated by the Finance department, Tax department and other related administrative departments of the State Council. To date, however, no regulations have been promulgated by the relevant authorities in this regard.

Notwithstanding whether a school is state or privately-owned, the preferential local tax treatments include: business tax, urban maintenance and construction tax, extra charges for education, enterprise income tax, house property tax, deed tax, land-use tax of cities and towns, stamp tax, etc.

1. With respect to the business tax and enterprise income tax: (i) the proceeds from educational services provided by a degree educational school will be exempted from business tax; (ii) the proceeds from students working during school term will be exempted from business tax; (iii) the proceeds from technology development, technology transfer or relevant technological consultant or services provided by school will be exempted from business tax; (iv) the proceeds from caring services provided by a kindergarten or nursing school will be exempted from business tax; (v) the proceeds from further-study classes or training classes held by a government-run preliminary school, secondary school or higher school (not including subordinate enterprises) will be exempted from business tax; (vi) the proceeds from the operation of an enterprise owned wholly by a government-run vocational school will be exempted from business tax, and for the proceeds from the operation of an enterprise owned by a privately-run vocational school, the business tax is not exempted; (vii) donation to education careers from a taxpayer contributed through non-profit social entities or state organs will be exempted from income tax; (viii) the proceeds from an educational institution in accordance with regulations of non-profit income under Enterprise Income Tax Law will be exempted from income tax; and (ix) individual income tax derived from interest of savings deposit of education will be exempted.

2. With respect to the house property tax, land-use tax of cities and towns, stamp tax: (i) house or land of all kinds of schools, kindergartens or nursing schools invested by state or enterprises will be exempted from house property tax or land-use tax; and (ii) the writing papers signed by property owners to denote the property to schools will be exempted from stamp tax.

3. With respect to farm land occupation tax: the farm land approved for schools or nursing schools will be exempted from farm land occupation tax.

Restrictions on Foreign Ownership

China has been gradually relaxing the restrictions on domestic private investment in private schools since 1978. From 1978-1992, the development of private schools was in an early stage; from 1992-1997, the development of private schools was in a fast-development stage; and since 1997, the development of private schools have been in a regulatory development stage. The private school system has become an important and necessary part of the Chinese education system. In 2003, the State Council promulgated the Regulations of the People’s Republic of China on Operating Chinese-Foreign Schools, and MOE issued the Implementing Rules for the Regulations on Operating Chinese-foreign Schools, or the Implementing Rules, which encourage substantive cooperation between overseas educational organizations with relevant qualifications and experience in providing high-quality education and Chinese educational organizations to jointly operate various types of schools in the PRC, with such cooperation in the areas of higher education and occupational education being encouraged. Chinese-foreign cooperative schools are not permitted, however, to engage in compulsory education and military, police, political and other kinds of education that are of a special nature in the PRC.

The establishment of a Chinese-foreign joint venture educational institution in China requires approvals from different levels of government, which are difficult to obtain. An application for establishing a Chinese-foreign cooperatively-run school offering higher education for academic qualifications at or above the regular university education shall be subject to examination and approval of the MOE; an application for establishing a Chinese- foreign cooperatively-run school offering specialized higher education or higher education for non-academic qualifications shall be subject to examination and approval of the people’s government of the province, autonomous region or municipality directly under the Central Government where the proposed school is to be located. An application for establishing a Chinese-foreign cooperatively-run school offering secondary education for academic qualifications, programs of tutoring self-taught students for examinations, programs offering supplementary teaching of school courses and pre-school education shall be subject to examination and approval of the education administrative department of the people’s government of the province, autonomous region or municipality directly under the Central Government where the proposed school is to be located. An application for establishing a Chinese-foreign cooperatively-run school offering vocational technical training shall be subject to examination and approval of the labor administrative department of the people’s government of the province, autonomous region or municipality directly under the Central Government where the proposed school is to be located.

Consequently, we have set up an ownership structure through which we control the Shanxi Modern Bilingual School and Sichuan Guang’an Experimental School.

Licensing Requirements

Each educational institution in China is required to obtain a private funded school education permit (a “Education Permit”), from the relevant local Education Authority. To obtain an Education Permit, a private school must submit an application to its relevant Education Authority to demonstrate that it (i) has obtained a permit for setting up the educational institution from the relevant Educational Authority; (ii) is in compliance with certain basic operational standards for a legal person pursuant to Company Law; (iii) is in proper corporate form with proper name, organizational structure and premises; (iv) has adequate funds and meets certain minimum facility and personnel requirements promulgated by MOE; (v) has proper bylaws; and (vi) is capable of bearing civil liabilities independently. In addition, private schools are permitted to conduct only those business activities within the approved business scope established by the relevant Education Authority.

We have approvals from the Shanxi Education Commission (which has the authority to issue and regulate education permits) which constitute the requisite private funded school education permits for the establishment of private schools in price bureau of Shanxi, approvals for charging fees from local Pricing Regulator Authorities and all of the necessary permits, registrations, licenses and/or approvals required by the local government authority to operate.

Organizations and Activities of Private Schools

According to the Law of the People’s Republic of China on Promotion of Private schools, a private school shall set up an executive council, a board of directors or other forms of decision-making bodies of the school.

The executive council or the board of directors of the school shall be composed of the sponsors or their representatives, the principal, and the representatives of the teachers and staff members. More than one-third of the council members or directors shall, at least, have five years’ education or teaching experience each. The executive council or the board of directors of the school shall be composed of not less than five persons, with one of them serving as chairman of the council or board. The list of the names of the chairman and members of the council or the chairman of the board and directors shall be submitted to the examination and approval authority for the record.

The executive council or the board of directors of a school shall exercise the following functions and powers: (i) to appoint and dismiss the principal; (ii) to amend the articles of association of the school and formulate rules and regulations of the school; (iii) to make development plans and approve annual work plans; (iv) to raise funds for running the school, and examine and verify the budgets and final accounts; (v) to decide on the size and the wage standards of the teachers and staff members; (vi) to decide on the division, merging and termination of the school; and (vii) to decide on other important matters.

The chairman of the executive council or the board of directors or the principal of a private school shall serve as the legal representative of the school. A private school shall, in reference to the qualifications for the principal of a government-run school of the same grade and category, appoint its principal, and the age limit may appropriately be extended both ways, and the appointment shall be reported to the examination and approval authority for verification and approval.

The principal of a private school shall be in charge of education, teaching and administration of the school, and exercise the following functions and powers: (i) to carry out the decisions made by the executive council, board of directors or any other form of decision-making body; (ii) to put into execution the development plans, draw up the annual work plans and financial budgets, and formulate the rules and regulations of the school; (iii) to appoint and dismiss staff members of the school, and give rewards and impose punishments; (iv) to make arrangements for education, teaching and scientific research and ensure the quality of education and teaching; (v) to be responsible for the daily work of school administration; and (vi) other powers delegated by the executive council, the board of directors or any other form of decision-making body of the school.

A private school may, on the basis of relevant classifications, the length of schooling and academic performance and in accordance with the relevant regulations of the State, issue academic credentials, certificates for completing a course or qualification certificates of training to the students it enrolls. Students who receive training in vocational skills may be awarded vocational qualification certificates of the State when they are considered qualified by the vocational skills appraisal authority approved by the State. A private school shall, in accordance with law, ensure that the teachers and staff members participate in democratic management and supervision through the representative assembly of the teachers and staff members with the teachers as the main body, or through other forms. Teachers and staff members of a private school shall, in accordance with the Trade Union Law, have the right to form trade union organizations to protect their lawful rights and interests.

We believe that Shanxi Modern Bilingual School and Sichuan Guang’an Experimental School currently operate in compliance with the relevant regulations.

Ownership of Foreign Entities by PRC Residents

The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice, or the SAFE Notice, in October 2005 regarding the use of special purpose vehicles, or SPVs, by PRC residents seeking offshore financing to fund investments in the PRC. The SAFE Notice requires PRC residents to register with and receive approvals from SAFE in connection with offshore investment activities. The SAFE Notice provides that each PRC resident who is an ultimate controller of the offshore company must complete the prescribed registration procedure with the relevant local branch of SAFE prior to establishing or assuming control of an offshore company for the purpose of transferring to that offshore company assets of or equity interest in a PRC enterprise.

The notice applies retroactively. As a result, PRC residents who have established or acquired control of these SPVs that have made onshore investments in China were required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. These PRC residents must also amend the registration with the relevant SAFE branch in the following circumstances: (i) the PRC residents have completed the injection of equity investment or assets of a domestic company into the SPV; (ii) the overseas funding of the SPV has been completed; or (iii) there is a material change in the capital of the SPV. If we are deemed an SPV under the SAFE Notice, we would be required to comply with the approval and registration requirements under the SAFE Notice. As of date of this Report, our shareholders have not registered their ownership interests in us with SAFE because our shareholders believe that the SAFE Notice is not applicable to them. In the event SAFE holds a different view from that of our shareholders, failure of our PRC shareholders to comply with these registration requirements may subject them to fines or legal sanctions or limit the ability of Shanxi Taiji to obtain or update its foreign exchange registration certificate with SAFE, which may in turn subject us to fines or legal sanctions, restrict our cross-border investment activities or limit Shanxi Taiji ability to distribute dividends to us.

Regulations on Foreign Currency Exchange

Under the Foreign Currency Administration Rules promulgated by the State Council in 1996 and last revised on August 5, 2008 and various other regulations issued by SAFE, and other relevant PRC government authorities, Renminbi is convertible into other currencies for the purpose of current account items, such as trade related receipts and payments, interest and dividend. The conversion of Renminbi into other currencies and remittance of the converted foreign currency outside China for the purpose of capital account items, such as direct equity investments, loans and repatriation of investment, requires the prior approval from SAFE or its local office. Payments for transactions that take place within China must be made in Renminbi. PRC companies may repatriate foreign currency payments received from abroad subject to SAFE’s requirements. Foreign-invested enterprises may retain foreign currency in accounts with designated foreign exchange banks. Domestic enterprises may convert all of their foreign currency current account proceeds into Renminbi. Capital investments by the Company into Taiyuan Taiji will be considered capital account items, which are subject to rigorous regulations and controls in China. Payments for international equipment will be considered current account items, which only need to satisfy certain documentary and procedural requirements of the foreign exchange regulations.

Regulations on Dividend Distribution

The principal regulations governing dividend distributions by wholly foreign owned enterprises and Sino-foreign equity joint ventures include:

•	The Wholly Foreign Owned Enterprise Law (1986), as amended;

•	The Wholly Foreign Owned Enterprise Law Implementing Rules (1990), as amended;

•	The Sino-foreign Equity Joint Venture Enterprise Law (1979), as amended; and

•	The Sino-foreign Equity Joint Venture Enterprise Law Implementing Rules (1983), as amended.

Under these regulations, wholly foreign owned enterprises and Sino-foreign equity joint ventures in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, before paying dividends to their shareholders, these foreign-invested enterprises are required to set aside at least 10% of their profits each year, if any, to fund certain reserve funds until the amount of the cumulative total reserve funds reaches 50% of the relevant company’s registered capital. Accordingly, our wholly-owned subsidiary, Taiyuan Taiji is allowed to distribute dividends to us only after having set aside the required amount of its profits into the reserve funds as required under applicable PRC laws and regulations.

 Employees

We have 1500 employees, all of which are full-time consisting of: 50 individuals in the management and administration department, 850 teachers and 600 staff members in the support department.  None of our employees are represented by a labor union. We intend to hire additional employees on an as-needed basis during the next 12 months.

 Description of Property

All land in the PRC is owned by the government and cannot be sold to any individual or entity. Instead, the government grants or allocates landholders a "land use right," which we sometimes refer to informally as land ownership. There are four methods to acquire land use rights in the PRC: (1) grant of the right to use land; (2) assignment of the right to use land; (3) lease of the right to use land; and (4) allocated land use rights.  In comparison with Western common law concepts, granted land use rights are similar to life estates and allocated land use rights are in some ways similar to leaseholds. Granted land use rights are provided by the government in exchange for a grant fee, and carry the rights to pledge, mortgage, lease, and transfer within the term of the grant. Land is granted for a fixed term, generally 70 years for residential use, 50 years for industrial use, and 40 years for commercial and other use. The term is renewable in theory. Unlike the typical case in Western nations, granted land must be used for the specific purpose for which it was granted.  Allocated land use rights are generally provided by the government for an indefinite period (usually to state-owned entities) and cannot be pledged, mortgaged, leased, or transferred by the user. Allocated land can be reclaimed by the government at any time. Allocated land use rights may be converted into granted land use rights upon the payment of a grant fee to the government.

The Shanxi Taiji holds the certificate of ownership of property of the People’s Republic of China, which indicates:

Certificate No.	How held	Location	Purpose	Area (sq.m.)	Registration date
Bing government land registered number（2000）NO.00048	Leased	18 Longbao street, Taiyuan	For education	19,865.09	May-02
Bing government land registered number（2000）NO.00047	Leased	18 Longbao street Taiyuan	For education	28,501.63	May-02
Bing government land registered number（2006）NO.20196	Allotted	18 Longbao street, Taiyuan	For education	44,251.05	Sep-06
Bing government land registered number（2000）NO.20087	Allotted	40 double tower south road, Taiyuan	For dormitory	6,763.46	Feb-06
China registered number （2002）NO.1437	Allotted	Shanhe duan, Guanghua steet, Huaying city,	For education	81,549.00	Jul.-02
China registered number （2004）NO.1505	Allotted	Shanhe duan, Guanghua steet, Huaying city,	For education & dormitory	7911.04	Nov.-04

Shanxi Modern Bilingual School has an elegant school environment, covering 133,000 square meters. The school has three academic buildings, an administration building, four apartment buildings, two cafeterias , six teacher residential buildings, a multi-functional arts gymnasium and three high standard epoxy polyurethane plastic 400-meters circular track fields, and 3 standard basketball courts and a children’s playground.

Sichuan Guang'an Experimental High School’s campus covers an area of 70,000 square meters. It has two teaching buildings, four teachers’ apartments, four students’ apartment buildings, two cafeteria, a complex building, a audio-visual technology building(also for library), and a large-scale Indoor Sports Centre. Campus greening projects cost $300 thousand, we planted trees, shrubs and banyan to improve the school’s life environment, We have built modern science labs, multimedia network classroom, multi-campus language lab and multimedia interactive distance learning network, a high specification amphitheater and art, music, dance, piano houses and other special classrooms, a high standard epoxy polyurethane plastic 400 meters circular track and field, standard basketball courts, volleyball courts and badminton courts.

Security Ownership of Certain Beneficial Owners and Management

Upon completion of the Merger, there were 30,000,000 shares (on a post-dividend basis) of the Company’s common stock issued and outstanding.

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of June 30, 2010 by the following:

·	Each shareholder who beneficially owns more than 5% of our common;

·	Each of our named executive officers;

·	Each of our directors; and

·	Executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants or other purchase rights. Shares of our common stock subject to options, warrants or other rights to purchase that are currently exercisable or are exercisable within 60 days of June 30, 2010 (including shares subject to restrictions that lapse within 60 days of June 30, 2010) are deemed outstanding for purposes of computing the percentage ownership of the person holding such shares, options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Class
Ren Zhiqing, Chairman and Chief Executive Officer	20,400,000	(2)	68.00%
Pan Mingxiao, Executive Vice-President and Director	1,490,000	(2)	4.96%
Zhao Hegui, Executive Vice-President and Director	0		0

All such directors and executive officers as a group (3 persons)	21,890,000	(2)	72.96%

(1)     All shares are owned of record and beneficially. Except as otherwise noted, each shareholder’s address is c/o China Bilingual Technology & Education Group Inc., No. 2 Longbao Street, Xiodian Zone, Taiyuan City, Shanxi Province, Chiona 030031.

(2)     On a post-dividend basis

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this document. The following discussion contains forward-looking statements.  The words or phrases “would be,” “will allow,” “expect to”, “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” or similar expressions are intended to identify forward-looking statements. Such statements include, among others, those statements concerning our expected financial performance, our corporate strategy and operational plans. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including, among others: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether we are able to manage our planned growth efficiently and operate profitable operations, including whether our management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether we are able to generate sufficient revenues or obtain financing to sustain and grow our operations; and (d) whether we are able to successfully fulfill our primary requirements for cash which are explained below under “Liquidity and Capital Resources”. Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or any other circumstances after the date of such statement unless required by law. For additional information regarding these risks and uncertainties, see “Risk Factors”. Our consolidated financial statements have been prepared in accordance with U.S. GAAP. In addition, our consolidated financial statements and the financial data included in this document reflect the Merger and have been prepared as if our current corporate structure had been in place throughout the relevant periods.

Overview

On June 30, 2010, Designer Export, Inc. (the “Company”) acquired all of the outstanding capital stock of Kahibah Limited, a British Virgin Islands limited liability company (“Kahibah”), through China Bilingual Education Acquisition Inc. a Nevada corporation (the “Merger Sub”) wholly owned by the Company. For accounting suppose, the share exchange translation was treated as a reverse acquisition, with Designer Exports, Inc. as the acquired party and Kahibah as the.acquirer. In addition. The historical financial statements of Kahibah will become the historical financial statement of the company.

The accompanying consolidated financial statements include the financial statements of Kahibah Limited and its subsidiaries. Kahibah Limited and its subsidiaries are collectively referred to as the “Company.” The Company provides high quality bilingual educational services including full-curriculum primary and secondary schools in the People’s Republic of China (“PRC”) through its wholly owned subsidiaries. As of March 31, 2010 and December 31, 2009 and 2008, there were 50,000 shares of the Company’s $1 par value common stock issued and outstanding. The common stock of the Company was held 90% by Mr. Ren Zhiqing and 10% by Mr. Pan Mingxiao.

Kahibah Limited (“KL”) was incorporated under the laws of the British Virgin Islands (“BVI”) on December 6, 2005. On June 25, 2009, Mr. Ren Zhiqing and Mr. Pan Mingxiao entered into a Purchase Agreement to acquire KL for $10,285. Since June 25, 2009, KL was 90% and 10% owned by Mr. Ren Zhiqing and Mr. Pan Mingxiao, respectively. For several months prior to the Recapitalization (described below), Kahibah Limited was a “shell company,” as defined by Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), and its primary business operations involved seeking the acquisition of assets, property, or businesses that would be beneficial to it and its shareholders.

On August 24, 2009, KL established a new company, Taiyuan Taiji Industry Development Co., Ltd. (“Taiyuan Taiji”.) Taiyuan Taiji is a company incorporated in the PRC. and KL is the sole shareholder of Taiyuan Taiji under the laws of the PRC. Taiyuan Taiji was organized pursuant to the laws of the PRC, for the purpose of acquiring Shanxi Taiji Industrial Development Co., Ltd. (“Shanxi Taiji”), a company formed on July 25, 1997 pursuant to the laws of the PRC.

On November 25, 2009, Taiyuan Taiji acquired Shanxi Taiji. This transaction was treated as a Recapitalization and Reverse Merger of Shanxi Taiji for financial reporting purposes. The effect of this Recapitalization was rolled back to the inception of Shanxi Taiji for financial reporting purposes. As a result, the historical financial statements of Shanxi Taiji become the historical financial statements of KL. Net equity of KL as of June 25, 2009 was less than 1% threshold, and thus the recapitalization effect was not presented on the consolidated statements of changes in shareholders’ equity for the years ended December 31, 2009.

Prior to November 25, 2009, Mr. Ren Zhiqing owned 90% of Shanxi Taiji, with the remaining balance being held by Mr. Pan Mingxiao. On November 25, 2009, the Company entered into a Share Exchange Agreement with Ms. Ren Bainv, a relative of Mr. Ren Zhiqing, which agreed to sell 5% ownership of Shaxi Taiji to Ms. Ren Bainv for $146,224. Since the Company has not yet received the capital contribution from Ms. Ren Bainv, the Company did not present non-controlling interest on its financial statements as of March 31, 2010 and December 31, 2009.

We are a fast-growing education-oriented company in China, and we operate two private schools, consisting of kindergarten, elementary, middle school and high school. Our Shanxi Modern Bilingual School was established in 1998 and provides students with an innovative and top quality bilingual education. Our Sichuan Guang’an Experimental High School was established in 2002 as a high-profile, high-standards, full-time boarding school.

Results of Operations

Operation Results for the Three Months Ended March 31, 2010 and 2009

Revenues

During the three months ended March 31, 2010, we had revenues of $5,936,730 as compared to revenues of $4,925,233 during the three months ended March 31, 2009, an increase of $1,011,497, or 20.54%. The increase was a result of an increase in the number of students attending our schools.

Cost of Revenue

During the three months ended March 31, 2010, our cost of revenue was $2,192,747, as compared to cost of revenue of $2,261,466 during the three months ended March 31, 2009, a decrease of $68,719 or 3.04%. The decrease in cost of revenue was primarily the result of depreciation of equipments which had already been fully depreciated before March 31, 2010..

General and Administrative Expenses

General and administrative expenses, totaled $449,451 during the three months ended March 31, 2010 as compared to $ 359,826 for the three months ended March 31, 2009. The increase of $89,625 or 24.91% in general and administrative expense was mainly attributed to additional fees paid for going public.

Interest expense

Interest expense decreased from $ 16,337 during the three months ended March 31, 2009 to $0 for the three month ended March 31, 2010. The decreased interest expense resulted from the bank loan of Shanxi Taiji paid off on Oct 9th, 2009, so the interest for three month ended March 31, 2010 is nil.

Net Income attributable to the Company

As a result of the factors described above, we had net income attributable to the Company in the amount of $ 3,343,570 for the three months ended March 31, 2010, as compared with $ 2,310,596 during the three months ended March 31, 2009. The increase in net income was mainly attributed to the increase of the revenue.

Comprehensive Income

Our business operates primarily in Chinese Renminbi (“RMB”), but we report our results in U.S. Dollars. The conversion of our accounts from RMB to U.S. Dollars results in translation adjustments. As a result of a currency translation adjustment gain, our comprehensive income was $ 3,383,019 during the three months ended March 31, 2010, as compared with $ 2,344,835 during the three months ended March 31, 2009. The increase is due to the increase in revenue.

Liquidity and Capital Resources

 Presently, our principal sources of liquidity come from tuition paid by students that attend our schools. As of March 31, 2010, we had negative working capital of $8,802,504, as compared to negative working capital of $12,345,071 as of December 31, 2009.  Based on our current operating plan, we believe that our existing resources, including cash generated from operations as well as the bank loans, will be sufficient to meet our working capital requirement for our current operations. In order to fully implement our business plan and continue our growth, however, we will require additional capital either from our shareholders or from outside sources, although there is no assurance that we will be able to obtain additional capital if and when it is needed.

Operating Activities

            Cash used in operating activities totaled ($71,138) for the three months ended March 31, 2010 as compared to ($808,434) used in operating activities for the three months ended March 31, 2009. The increase in cash provided by operations is due to two following reasons. The first reason is that the net income which eliminated the prepaid tuition fee increased $0.2 million based on the more students in 2010 than in 2009. The other reason is that the less purchasing inventory which resulted the cash increased $0.5 million for the three months ended March 31, 2010 than for the three months ended March 31, 2009.

Investing Activities

Cash provided by investing activities was $447,306 for the three months ended March 31, 2010 as compared cash used investing activities of ($422,309) for the three months ended March 31, 2009. The increase of cash provided by investing activities is mainly attributable to the related party returned Mr. Pan returned $540,000 during the three months ended March 31, 2010 compared to cash advanced to related parties of $403,000 in March 31, 2009.

Financing Activities

Cash used in financing activities total $1,154,318 for the three months ended March 31, 2010 as compared to $60,835 provided for the three months ended March 31, 2009. The increase in cash used by financing activities resulted primarily from repayments to related parties Mr. Ren $1.1million during the three months ended March 31, 2010.

Operation Results of the Fiscal Year Ended December 31, 2009 and 2008

Revenues

During the year ended December 31, 2009, we had revenues of $ 21,163,871, as compared with  $17,104,549 during the year ended December 31, 2008, an increase of approximately $4,059,322, or 23.73% due to the increase in the number of students attending our schools and an increase in tuition.

Cost of Revenue

During the year ended December 31, 2009, our cost of revenue was $ 9,473,396, as compared to cost of revenue of $8,122,287 during the year ended December 31, 2008, an increase of $1,351,109, or 16.63%. The increase in cost of revenue was primarily the result of an increase in the number of students attending our schools.

General and Administrative Expenses

General and administrative expenses, totaled $1,484,893 during the year ended December 31, 2009 as compared to $1,547,044 for the year ended December 31, 2008. The decrease of $62,151, or 4.02% in general and administrative expense was mainly attributed to a decrease in depreciation expenses.

Interest expense

Interest expense decreased from $227,012 during the year ended December 31, 2008 to $ 77,594 for the year ended December 31, 2009. The decreased interest expense resulted from a decrease in our bank loans.

Net Income attributable to the Company

As a result of the factors described above, we had net income attributable to the Company in the amount of $10,073,593 for the year ended December 31, 2009, as compared with $7,205,539 during the year ended December 31, 2008. The increase in net income was mainly attributed to the increase of the revenue.

Comprehensive Income

Our business operates primarily in Chinese Renminbi (“RMB”), but we report our results in U.S. Dollars. The conversion of our accounts from RMB to U.S. Dollars results in translation adjustments. As a result of a currency translation adjustment gain, our comprehensive income was  $9,762,439 during the year ended December 31, 2009, as compared with $7,889,288 during the year ended December 31, 2008. The increase is due to the increase of the revenue.

Off-Balance Sheet Arrangements

None

Critical Accounting Policies and Estimates

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting periods. Measurement, estimates and assumptions are used for, but not limited to, the selection of the useful lives of property and equipment, impairment of long-lived assets, fair values and revenue recognition. Management makes these estimates using the best information available at the time the estimates are made; however actual results when ultimately realized could differ from those estimates. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumption.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Property and Equipment, Net

Property and equipment are carried at cost. The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statement of income. The cost of maintenance and repairs is charged to expense as incurred, whereas significant additions and betterments that increase the useful lives of the assets are capitalized. Depreciation is provided over their estimated useful lives, using the straight-line method. The Estimated useful lives are as follows:

Buildings	40 years
Furniture and education equipment	3-10 years
Transportation equipment	10 years
Kitchen equipment	10 years
Computer equipment and software	5 years

(b)	Land Use Rights, Net

According to the laws of the PRC, land in the PRC is owned by the government and cannot be sold to an individual or a company.  However, the government grants the user a “land use right” to use the land.  The land use right granted to the Company is being amortized using the straight-line method over the lease term of forty years.

(c)	Impairment of Long-Lived Assets

The Company’s long-lived assets and other assets (consisting of property and equipment and purchased land use rights) are reviewed for impairment in accordance with the guidance of the FASB ASC Topic 360-10, Property, Plant, and Equipment, and FASB ASC Topic 205, Presentation of Financial Statements.  The Company tests for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.  Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset.  If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value.  Impairment evaluations involve management’s estimates on asset useful lives and future cash flows.  Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions.  Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. Through March 31, 2010, the Company had not experienced impairment losses on its long-lived assets.  However, there can be no assurances that demand for the Company’s services will continue, which could result in an impairment of long-lived assets in the future.

(d)	Income taxes

On March 16, 2007, the PRC National People’s Congress passed the PRC Enterprise Income Tax Law (“New EIT Law”) which became effective on January 1, 2008.  Pursuant to the New EIT Law, a unified enterprise income tax rate of 25% and unified tax deduction standards will be applied consistently to both domestic-invested enterprises and foreign-invested enterprises.

Shanxi Taiji and Taiyuan Taiji are taxed pursuant to the New EIT Law with a unified enterprise income tax rate of 25%. Shanxi Taiji and Taiyuan Taiyuan Taiji did not pay any income taxes during the years ended December 31, 2009 and 2008 and for the three months ended March 31, 2010 due to these two entities experienced net losses in the past reporting periods. The two entities may apply the past periods’ net operating losses to futures years’ profits in order to reduce tax liability. Since Shanxi Taiji and Taiyuan Taiji have minimal business operations, the two entities are unlikely to have profits in future periods. As a result, all deferred tax assets and liabilities are diminimus, and management would have a 100% valuation allowance for all deferred tax assets.

The subsidiaries of Shanxi Taiji, which were registered as private schools (the “school-subsidiaries”), are not subject to income taxes determined in accordance with the Law for Promoting Private Education (2003) and school-subsidiaries registered as private schools not requiring reasonable returns (similar to a not-for-profit entity) are treated as public schools and are generally not subject to enterprise income taxes. Therefore, the school-subsidiaries are tax exempt.

Kahibah Limited is exempt from income tax on all sources of income pursuant to the tax law in the British Virgin Islands. However, pursuant and subsequent to the reverse merger (in Note 22), the parent company in U.S. may pay tax in future years.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect of deferred tax assets of a change in tax rates is recognized in income in the period that includes the enactment date.  Deferred income tax expense represents the change during the period in the deferred tax assets.  The components of the deferred tax assets are individually classified as current based on their characteristics. Deferred tax assets and liabilities are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

A provision has not been made at March 31, 2010 and 2009, and December 31, 2009 and 2008 for U.S. or additional foreign withholding taxes of undistributed earnings of foreign subsidiaries because it is the present intention of management to reinvest the undistributed earnings indefinitely in foreign operations.  Generally, such earnings become subject to U.S. tax upon the remittance of dividends and under certain other circumstances.  It is not practicable to estimate the amount of deferred tax liability on such undistributed earnings.

The Company recognizes that virtually all tax positions in the PRC are not free of some degree of uncertainty due to tax law and policy changes by the government.  However, the Company cannot reasonably quantify political risk factors and thus must depend on guidance issued by current government officials.

Based on all known facts and circumstances and current tax law, the Company believes that the total amount of unrecognized tax benefits as of March 31, 2010 and 2009, and December 31, 2009 and 2008, is not material to its results of operations, financial condition or cash flows.  The Company also believes that the total amount of unrecognized tax benefits as of March 31, 2010 and 2009, and December 31, 2009 and 2008, if recognized, would not have a material effect on its effective tax rate. The Company further believes that there are no tax positions for which it is reasonably possible, based on the current PRC tax law and policy, that the unrecognized tax benefits will significantly increase or decrease over the next twelve months producing, individually or in the aggregate, a material effect on the Company’s results of operations, financial condition or cash flows as of March 31, 2010 and 2009, and December 31, 2009 and 2008.

(i)	Revenue Recognition and Prepaid Tuition

Revenues consist primarily of tuition and fees derived from providing meals and housing for students living on campus. Revenues from tuition are recognized pro-rata (on a straight-line basis) over the relevant period attended by the student of the applicable grade or program. If a student withdraws from a course or program within three months after the school year starts, the paid but unearned portion of the student’s tuition is 67% refunded. If a student withdraws after the first three months in a school year, no tuition will be refunded. In past years, there were minimal students who withdrew from a course or program before the end of a school year.

The School normally receives tuition and fees from students at their initial admission or before the start of the school year in September. Some students will benefit from discount of fees if they prepay tuition for two to three years of school term. Prepaid tuition is the portion of payments received but not earned and is reflected as a current liability in the accompanying consolidated balance sheets as such amounts are expected to be earned within the next year.

Based on the fees at time of admission, the School allocates the cash received from students to the appropriate categories as follows:

Grade	Tuition	Cafeteria	Room	Others	Total
Kindergarten	$1,463	$658	$73	$146	$2,340
Lower primary school	1,901	804	146	219	3,070
Higher primary school	1,901	951	146	219	3,217
Junior middle school	2,165	936	190	219	3,510
Senior middle school	2,457	980	219	293	3,949

Room and Board and Other Revenues

Room and board revenues represent student room income and cafeteria income. Revenues are recognized as sales occur or rental services are rendered. During the years ended December 31, 2009 and 2008 and for the three months ended March 31, 2010 and 2009, the School recognized room and board income of $5,385,996, $4,826,454, $1,514,203, and 1,250,704 respectively.

Other revenues represent rental income earned from renting out apartments to faculty members and other miscellaneous revenues. Other revenues represent less than 5% of total revenues. Rental income are recognized upon the rental services are rendered. During the years ended December 31, 2009 and 2008 and for the three months ended March 31, 2010 and 2009, the School recognized rental income of $24,503, $22,710, $8,289 and $6,878, respectively.

The following table shows the breakdown of revenues by segment during the years ended December 31, 2009 and 2008 and for the three months ended March 31, 2010 and 2009:

	The Years Ended December 31,				The Three Months Ended March 31,
	2009		2008		2010		2009
	Revenue	%	Revenue	%	Revenue	%	Revenue	%
Tuition fee	$14,975,999	70.76	$12,193,716	71.29	$4,237,391	71.38	$3,522,910	71.53
Room and board and other fee	6,187,872	29.24	4,910,833	28.71	1,699,339	28.62	1,402,323	28.47
Total	$21,163,871	100.00	$17,104,549	100.00	$5,936,730	100.00	$4,925,233	100.00

Recently Issued Accounting Pronouncements

In October 2009, the FASB issued Accounting Standards Update, 2009-13, Revenue Recognition (Topic 605): Multiple Deliverable Revenue Arrangements – A Consensus of the FASB Emerging Issues Task Force.  This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting.  This update establishes a selling price hierarchy for determining the selling price of a deliverable.  The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available.  The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after June 15, 2010; however, earlier application is permitted.  The Company has not determined the impact that this update may have on its financial statements.

In June 2009, the FASB issued guidance which amends certain ASC concepts related to consolidation of variable interest entities.  Among other accounting and disclosure requirements, this guidance replaces the quantitative-based risks and rewards calculation for determining which enterprise has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity and the obligation to absorb losses of the entity or the right to receive benefits from the entity.  The Company adopted this guidance on January 1, 2010. The adoption did not have a material impact on the company’s financial statements.

The FASB issued Accounting Standards Update (ASU) No. 2010-11, Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.  The FASB believes this ASU clarifies the type of embedded credit derivative that is exempt from embedded derivative bifurcation requirements. Specifically, only one form of embedded credit derivative qualifies for the exemption - one that is related only to the subordination of one financial instrument to another. As a result, entities that have contracts containing an embedded credit derivative feature in a form other than such subordination may need to separately account for the embedded credit derivative feature.

The amendments in the ASU are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after March 5, 2010.  The Company has not determined the impact that this guidance may have on its financial statements.

The FASB has issued the following two updates to the Codification:

ASU No. 2010-04, Accounting for Various Topics: Technical Corrections to SEC Paragraphs; and ASU No. 2010-05, Compensation - Stock Compensation (Topic 718): Escrowed Share Arrangements and the Presumption of Compensation.

ASU 2010-04 and ASU 2010-05 contain revisions to various “S” Sections in the Codification. These Sections reflect certain rules, regulations, interpretive releases of the SEC, which represent authoritative guidance for SEC registrants. The “S” Sections also include content from certain SEC Staff Accounting Bulletins as well as SEC Staff Announcements and SEC Observer Comments made at EITF meetings.

The technical corrections in ASU 2010-04 primarily reflect revisions to “S” Sections of various Codification Topics related to SEC Staff Announcements, to reflect the appropriate Codification references.

ASU 2010-05 updates paragraph 718-10-S99-2 of Codification Topic 718, Compensation - Stock Compensation, to reflect an SEC Staff Announcement on the SEC staff’s views on overcoming the presumption that escrowed share arrangements represent compensation for certain shareholders. This SEC Announcement codifies the SEC staff view documented in EITF Topic D-110, Escrowed Share Arrangements and the Presumption of Compensation.  The Company has not determined the impact that this guidance may have on its financial statements.

The FASB has issued ASU No. 2010-02, Consolidation (Topic 810) – Accounting and Reporting for Decreases in Ownership of a Subsidiary - a Scope Clarification.  This ASU clarifies that the scope of the decrease in ownership provisions of Subtopic 810-10 and related guidance applies to:

•	A subsidiary or group of assets that is a business or nonprofit activity;

•	A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee of joint venture; and

•	An exchange of a group of assets that constitutes a business or nonprofit activity for a non-controlling interest in an entity (including an equity method investee or joint venture.)

Risk Factors

An investment in our common stock or other securities involves a number of risks.  You should carefully consider each of the risks described below before deciding to invest in our common stock.  If any of the following risks develops into actual events, our business, financial condition or results of operations could be negatively affected, the market price of our common stock or other securities could decline and you may lose all or part of your investment.

The risk factors presented below are all of the ones that we currently consider material. However, they are not the only ones facing our Company.  Additional risks not presently known to us, or which we currently consider immaterial, may also adversely affect us.  There may be risks that a particular investor views differently from us, and our analysis might be wrong.  If any of the risks that we face actually occur, our business, financial condition and operating results could be materially adversely affected and could differ materially from any possible results suggested by any forward-looking statements that we have made or might make.  In such case, the trading price of our common stock could decline, and you could lose part or all of your investment.

Risks Relating to Our Business and Industry

 If we are unable to continue to attract course participants to enroll in our courses, our revenues may decline and we may not be able to maintain profitability.

The success of our business depends primarily on the number of enrollments in our schools and the amount of tuition that we can charge. Therefore, our ability to continue to attract course students to enroll in our courses and maintain revenue growth is critical to the continued success and growth of our business. This in turn will depend on several factors, including our ability to develop new courses and enhance existing courses to respond to changes in market trends and demands of students, to effectively market our schools to a broader base of prospective course participants, to train and retain qualified lecturers and tutors, to develop additional high-quality educational content and to respond to competitive pressures. If we are unable to increase our enrollments in some of our relatively new courses and generate sufficient tuition to exceed the incremental costs associated with developing and delivering such new courses, we may be unable to maintain substantial revenue growth.

 Failure to attract and retain qualified personnel and experienced senior management could disrupt our operations and adversely affect our business and competitiveness.

Our continuing success is dependent, to a large extent, on our ability to attract and retain qualified personnel and experienced senior management. If one or more of our senior management team members are unable or unwilling to continue to work for us, we may not be able to replace them within a reasonable period of time or at all, and our business may be severely disrupted, our financial condition and results of operations may be materially and adversely affected and we may incur additional expenses in recruiting and training additional personnel. If any of our senior management joins a competitor or forms a competing business, our business may be severely disrupted..

We have a limited operating history, which may make it difficult for you to evaluate our business and prospects.

 We began our current business operations in 1998. Accordingly, we have a limited operating history for our current operations upon which you can evaluate the viability and sustainability of our business and its acceptance by students. Our present and future competitors may have longer operating histories, larger, student enrollments, larger teams of professional staff and greater financial, technical, marketing and other resources.

            We are dependent on the Shanxi Modern Bilingual School and Sichuan Guang’an Experimental High School for all of our revenues. Any adverse development relating to either of these schools could materially and adversely affect our future results of operations.

Shanxi Modern Bilingual School and Sichuan Guang’an Experimental High School account for all of our revenue. Unless we are successful in acquiring control of and operating other educational institutions, all of our revenue will continue to be derived from these two schools.  As a result, any development that has a material adverse effect on one or more of these schools may have a material adverse effect upon our business and financial performance, including developments such as the following:

•	any reduction in student enrollment at any of these educational institutions;
•	any increase in competition from other schools; and
•	the failure to attract and retain high quality teaching staff in our schools
Our operating results may vary significantly from quarter to quarter as a result of seasonal and other variations to which our business is subject. This may result in volatility or adversely affect our stock price.

We experience seasonality in results of operations primarily as a result of changes in the level of student enrollments during the course of the school year and the duration of the school year. Because many parents prepay for their children’s programs at the time of enrollment the enrollment dates correspond to the trends of revenue. We typically generate the largest portion of revenue in the third quarter, and we experience lower revenues from tuition fees in the fourth quarter. As our schools revenue grows at varying rates, these seasonal fluctuations may become more evident. As a result, we believe that quarter-to-quarter comparisons of our results of operations may not be a fair indicator and should not be relied upon as a measure of future performance.

We may lose market share and our profitability may be materially and adversely affected, if we fail to compete effectively with our present and future competitors or to adjust effectively to changing market conditions and trends.

We face competition from providers of online vocational/career education, training, and expect to face increasing competition from existing competitors and new market entrants in the traditional education. The provision of professional education and test preparation courses over the Internet is a relatively recent concept. Although traditional classroom instruction is generally viewed as a more accepted method, online education is increasingly apparent as an acceptable means of receiving training and instruction. We therefore compete with providers of online education institutions and training centers in the various subject areas for which we offer courses. In addition, due to low barriers to entry for Internet-based businesses, we expect to face increasing competition from both existing domestic competitors and new entrants on the online education side. We may face increased competition from international competitors that cooperate with local businesses to provide services based on the foreign partners’ technology and experience developed in their home markets.

If we fail to develop and introduce new courses, services and products that meet our target customers’ expectations, or adopt new technologies important to our business, our competitive position and ability to generate revenues may be materially and adversely affected.

Our core business is centered on acquiring control of schools that provide kindergarten, primary school, secondary school and high school educations in urban communities. As the growing trend toward urbanization is expected to result in more people seeking job and career advancement opportunities in urban areas, the development of new courses, services and products is subject to risks and uncertainties. Unexpected technical, operational, logistical, regulatory or other problems could delay or prevent the introduction of one or more of new courses, service or products. Moreover, we cannot assure you that any of these courses, products and services will match the quality or popularity of those developed by our competitors, achieve widespread market acceptance or generate the desired level of income. The technology used in internet and value-added telecommunications services and products in general, and in online education services in particular, has evolved a lot in recent years. The online course providers seek to satisfy the demand of self-taught learners for high-level education and part-time workers seeking time flexibility. Providers of traditional education may lose part of the target course participants, if they fail to anticipate and adapt to such technological changes.

Risks Relating to Regulation of Our Business and to Our Structure

The education sector, in which all of our business is conducted, is subject to extensive regulation in China, and our ability to conduct business is highly dependent on our compliance with these regulatory frameworks.

The Chinese government regulates all aspects of the education sector, including licensing of parties to perform various services, pricing of tuition and other fees, curriculum content, standards for the operations of schools and learning centers associated with foreign participation. The laws and regulations applicable to the education sector are in some aspects vague and uncertain, and often lack detailed implementing regulations. These laws and regulations are subject to change, and new laws and regulations may be adopted, some of which may have retroactive application or have a negative effect on our business. For example, in 2003, the Chinese government adopted a new regulatory framework for Chinese-foreign cooperation in education. This new framework may encourage institutions with more experience, better reputations, greater technological know-how and larger financial resources than we have to compete against us and limit our growth. In addition, because the Chinese government and the public view the conduct of educational institutions as a vital social service, there is considerable ongoing scrutiny of the education sector and its participants.

We must comply with China’s extensive regulations on private and foreign participation in the education sector, which has caused us to adopt complex structural arrangements with our Chinese subsidiary and Chinese affiliated entity. If the relevant Chinese authorities decide our structural arrangements do not comply with these restrictions, we would be precluded from conducting some or all of our current business.

Although our corporate structure and business are designed to comply with the limitations on foreign investment and participation in the education sector, we cannot assure you that we will not be found to be in violation of any current or future Chinese laws and regulations. There are substantial uncertainties regarding the interpretation and application of Chinese laws and regulations. If we or our Chinese subsidiary or Chinese affiliated entity are found to be or to have been in violation of Chinese laws or regulations limiting foreign ownership or participation in the education sector, the relevant regulatory authorities have broad discretion in dealing with such violation, including but not limited to:

•	levying fines and confiscating illegal income;

•	requiring us to discontinue all or a portion of our business; and/or

•	revoking business licenses.

Any of these or similar actions could cause significant disruption to our business operations or render us unable to conduct all or a substantial portion of our business operations.

The preferential tax treatment status of the educational institutions we operate places limitations on our ability to freely operate our business, including limitations on pricing and our ability to withdraw profits from the educational institutions we operate for distribution to shareholders or for use in other parts of our business. The educational institutions we operate may incur additional costs if they seek to convert to non-preferential tax treatment status and we cannot assure you that the educational institutions we operate will be able to retain their preferential tax treatment status.

The educational institutions we operate are classified as educational institutions with preferential tax treatment, entitling them to certain tax benefits including exemption from income, turnover and property taxes. However, as a result of their preferential tax treatment status, the educational institutions we operate are prohibited from setting prices for educational services and accommodations above certain price thresholds set by the PRC government and are required to reinvest distributable profits into operations rather than being allowed to distribute profits as investment returns to the educational institutions’ owners. As a result, the educational institutions we operate are limited in the prices they may charge for educational services and accommodations and may not distribute their profits to Shanxi Taiji. These restrictions limit the financial returns the educational institutions we operate may achieve and prevent the Shanxi Taiji from receiving profits from the educational institutions for investment in other high schools, acquisitions of other high schools and universities or use in other parts of its business. The only fees we anticipate that Shanxi Taiji will be able to receive from the educational institutions we operate are service fees to be paid by the educational institutions for technical services, investment and management consulting services provided by Shanxi Taiji to the educational institutions we operate. As a result, for as long as the educational institutions we operate retain their preferential tax treatment status, Shanxi Taiji will be unable to use the profits from the operations of the educational institutions it owns for reinvestment in or expansion of its business (other than reinvestment of the funds in the educational institutions from which the profits were derived) or for distribution to its shareholders. Accordingly, we anticipate that at some point in the future Shanxi Taiji will convert the educational institutions we operate to non-preferential tax treatment entities to enable it to distribute their profits to Shanxi Taiji for use in other parts of its business. We are not able to predict the time of such conversion at this time. Factors to be considered in determining whether to undertake this conversion include, our ability to acquire control of additional educational institutions, the pace at which we are able to acquire control of additional educational institutions after the completion of this offering, our competitive position in the education industry in China and any negative impact the increase in tax expense will have on the network of educational institutions’ operating margins. Potential problems related to the conversion decision include, but are not limited to, Shanxi Taiji ability to obtain the necessary regulatory approvals for such a conversion. The conversion of the educational institutions we operate from entities that receive preferential tax treatment to entities that do not receive preferential tax treatment may result in an increase in the price of educational services provided by the network educational institutions in order to mitigate the effect of increased taxes and maintain the same profit margin. Any increase in prices for our services may result in the loss of price sensitive students. If the educational institutions we operate are converted into entities that do not receive preferential tax treatment entities, they will only be able to pay to Shanxi Taiji profits that have been generated from and after the date of conversion. An educational institution that does not receive preferential tax treatment is permitted to set its own pricing schemes and may distribute profits to its investors, but is required to pay corporate income taxes in China. As a result, if the Shanxi Taiji converts the educational institutions we operate to entities that do not receive preferential tax treatment, the educational institutions we operate will be less competitive against the state-sponsored high schools, colleges and universities which receive preferential tax treatment, as they will be required to pay income taxes on the their profits from and after the date of conversion. At the time of conversion, those educational institutions will become subject to corporate income tax in China and we will be required to make payments to the local governments. A change in laws or a failure by one of the educational institutions we operate to satisfy the requirements of maintaining preferential tax treatment status may cause one or more of the educational institutions we operate to lose preferential tax treatment status. As a result, we cannot assure you that the educational institutions we operate or expect to operate will continue to qualify as preferential tax treatment entities and enjoy this preferential tax treatment in the future. We also cannot assure you that the laws will remain the same and that Shanxi Taiji will be able to convert the educational institutions we operate to non-preferential tax treatment entities at times that are desirable for our business. A loss of preferential tax treatment status by any of the educational institutions we operate before the desired time, or an inability to convert any of the educational institutions we operate to non-preferential tax treatment status at the desired time, may have a material adverse effect on our business, competitive position, cash flows, financial condition, results of operations and prospects.

 The PRC’s economic, political and social conditions, as well as governmental policies, could affect the financial markets in China and our liquidity and access to capital and our ability to operate our business.

 The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth over the past, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us.

 The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China are still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency- denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Since late 2003, the PRC government implemented a number of measures, such as raising bank reserves against deposit rates to place additional limitations on the ability of commercial banks to make loans and raise interest rates, in order to slow down specific segments of China’s economy which it believed to be overheating. These actions, as well as future actions and policies of the PRC government, could materially affect our liquidity and access to capital and our ability to operate our business.

 The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past 26 years has significantly enhanced the protections afforded to various forms of foreign investment in China. Our PRC subsidiary, Taiyuan Taiji, is a wholly foreign-owned enterprise which is an enterprise incorporated in China and wholly-owned by foreign investors. Taiyuan Taiji is subject to laws and regulations applicable to foreign investment in China in general and laws and regulations applicable to wholly foreign-owned enterprises in particular. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems.

 Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that could restrict our overseas and cross-border investment activity, and a failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

 The PRC National Development and Reform Commission, or NDRC, and SAFE recently promulgated regulations that require PRC residents and PRC corporate entities to register with and obtain approvals from relevant PRC government authorities in connection with their direct or indirect offshore investment activities. These regulations apply to our shareholders who are PRC residents and may apply to any offshore acquisitions that we make in the future.

 Under the SAFE regulations, PRC residents who make, or have previously made, direct or indirect investments in offshore companies will be required to register those investments. In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to file with the local branch of SAFE, with respect to that offshore company, any material change involving capital variation, such as an increase or decrease in capital, transfer or swap of shares, merger, division, long term equity or debt investment or creation of any security interest over the assets located in China. If any PRC shareholder fails to make the required SAFE registration, the PRC subsidiaries of that offshore parent company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation, to their offshore parent company, and the offshore parent company may also be prohibited from injecting additional capital into their PRC subsidiaries. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

The tuition charged by the educational institutions are all subject to price controls administered by the Chinese government, and our revenue is highly dependent on the level of these tuition charges.

Our revenue comes primarily from the tuition revenue from our schools, and the tuition charges are subject to price controls administered by various price control offices. In light of the substantial increase in tuitions and other education-related fees in China in recent years, China’s price control authorities may impose stricter price control on tuition charges in the future. If the tuition charges, upon which our revenue depends, were to be decreased or if they were not to be increased in line with increases in our costs because of the actions of China’s administrative price controls, our revenue and profitability would be adversely affected. We cannot assure you that all of the educational institutions will not be found to be in violation of any requirement regarding the tuition charges. The failure by the educational institutions to comply with applicable laws and regulations could subject them to administrative penalties such as fines, which will adversely affect our business and operation.

The PRC tax authorities may require us to pay additional taxes in connection with our acquisitions of offshore entities that conducted their PRC operations through their affiliates in China.

 Our operations and transactions are subject to review by the PRC tax authorities pursuant to relevant PRC laws and regulations. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, in the case of some of our acquisitions of offshore entities that conducted their PRC operations through their affiliates in China, we cannot assure you that the PRC tax authorities will not require us to pay additional taxes in relation to such acquisitions. In the event that the sellers failed to pay any taxes required under PRC law in connection with these transactions, the PRC tax authorities might require us to pay the tax, together with late-payment interest and penalties.

 Restrictions on currency exchange may limit our ability to utilize our revenues effectively.

 Substantially all of our revenues and operating expenses are denominated in Renminbi. The Renminbi is currently convertible under the “current account”, which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account”, which includes foreign direct investment and loans. Currently, Taiyuan Taiji may purchase foreign exchange for settlement of “current account transactions”, including payment of dividends to us, without the approval of the State Administration of Foreign Exchange. However, we cannot assure you that the relevant PRC governmental authorities will not limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of our future revenues will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenues generated in Renminbi to fund our business activities outside China, if any, or expenditures denominated in foreign currencies. Foreign exchange transactions under the capital account are still subject to limitations and require approvals from, or registration with, the State Administration of Foreign Exchange and other relevant PRC governmental authorities. This could affect Taiyuan Taiji’s ability to obtain foreign exchange through debt or equity financing, including by means of loans or capital contributions from us.

Appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Since July 2005 the Renminbi is no longer pegged solely to the U.S. dollar. Instead, it is reported to be pegged against a basket of currencies, determined by the People’s Bank of China, against which it can rise or fall by as much as 0.3% each day. This change in policy has resulted in the gradual increase in the value of the Renminbi against the U.S. dollar over time. As of March 31, 2010, the Renminbi had appreciated approximately 18.81% against the U.S. dollar since July 21, 2005. On March 31, 2010, the Renminbi was valued against the U.S. dollar at approximately RMB6.8263 to the U.S. dollar. The Renminbi may appreciate or depreciate significantly in value against the U.S. dollar in the long term, depending on the fluctuation of the basket of currencies against which it is currently valued or it may be permitted to enter into a full float, which may also result in a significant appreciation or depreciation of the Renminbi against the U.S. dollar. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue in the future which will be exchanged into U.S. dollars and earnings from and the value of any U.S. dollar-denominated investments we make in the future.

 Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. We do not intend to enter into any hedging transactions. Even if we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

We may be negatively affected by the recent global financial market and economic crisis.

The recent global financial crisis has adversely affected the United States and other world economies. Although the PRC Government has adopted increasingly flexible macroeconomic policies, including an announced fiscal stimulus package, aimed at offsetting the slowdown brought about by the global financial crisis, as the financial crisis has broadened and intensified, the growth of China’s overall economy has been negatively impacted. In addition, the ongoing global financial crisis affecting the banking system and financial markets has resulted in a severe tightening in credit markets, a low level of liquidity in many financial markets and increased volatility in credit and equity markets. If these conditions continue or worsen, our cost of borrowing may increase and it may become more difficult to obtain financing for our operations or investments, which may adversely affect our business operations and implementation of our growth strategy.

If the educational institutions we operate are unable to obtain necessary governmental approvals for their expansion plans, our business and our prospects for growing our business may be adversely affected.

In China, high schools, colleges or universities expansion plans may require governmental approval in advance. For example, the educational institutions we operate may need to obtain governmental approval to add additional educational facilities and to purchase and spread educational product, such as reference books and multi-media study materials. If the educational institutions we operate are unable to obtain the necessary governmental approvals to expand the operations of the educational institutions we operate, our ability to generate additional revenue through the expansion of educational services and facilities will be limited.

Delay or failure in obtaining necessary approvals and building ownership certificates for the buildings of the educational institutions we operate may have an adverse impact on our business and operations.

Our future success substantially depends on our ability to significantly expand the facilities of the educational institutions we operate necessary to accommodate increasing student enrollments. However, the expansion of the facilities of educational institutions we operate may be constrained by the lack of land to develop new buildings or the lack of funds to construct or acquire new buildings, although all required building permits were obtained in connection with construction of the buildings. Building ownership certificates for the newly constructed buildings may not yet have been obtained. Although there is no legal requirement that educational institutions obtain these ownership certificates by a specific date, the failure to obtain these certificates will preclude educational institutions from mortgaging these properties until such certificates are obtained. Future buildings to be constructed may require a certain time period after their completion to obtain the building ownership certificate. Although educational institutions have secured the land use rights over the land occupied by these buildings and have invested in the construction of these buildings, we cannot assure you that educational institutions will obtain these certificates in a timely manner, or at all. Any delay or failure in obtaining necessary approvals to maintain the legitimate use of educational institutions buildings may have an adverse impact on our business and operations.

Compliance with rules and requirements applicable to public companies may cause us to incur increased costs, which may negatively affect our results of operations.

As a U.S. public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, has required changes in corporate governance practices of U.S. public companies. We expect these rules and regulations to increase our legal, accounting and financial compliance costs.

In addition, our administrative staff will be required to perform additional tasks. For example, in anticipation of becoming a public company, we will need to adopt additional internal controls and disclosure controls and procedures, adopt an insider trading policy and bear all of the internal and external costs of preparing and distributing periodic public reports in compliance with our obligations under the securities laws.

Furthermore, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and related regulations implemented by the Securities and Exchange Commission, are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. We are currently evaluating and monitoring developments with respect to new and proposed rules and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed. We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We will also incur additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Changes in U.S. generally accepted accounting principles may impact our reported financial results of operations.

Our consolidated financial statements are prepared in accordance with U.S. GAAP. A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and are likely to occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct our business.

In June 2009, the FASB issued Accounting Standards Codification 810-10, “Consolidation—Overall” (“ASC 810-10”, previously SFAS 167, “Amendments to FASB Interpretation No. 46(R)”). This accounting standard is effective for our fiscal year beginning January 1, 2010. This accounting standard eliminates exceptions of the previously issued pronouncement related to consolidation of qualifying special purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a company is the primary beneficiary of a variable interest entity.

 You may face difficulties in protecting your interests because we conduct all of our operations in China and all of our officers reside in China.

We conduct all of our operations in China.  All of our officers reside in and most of the assets of those persons are located in China. As a result, it may be difficult or impossible for you to bring an action against us in China. Even if you are successful in bringing an action of this kind, you still may not be able to enforce a judgment against our assets or the assets of our directors and officers.

Risks Related to our Securities

As a result of the Merger, Kahibah became a subsidiary of ours and since we are subject to the reporting requirements of federal securities laws, this can be expensive and may divert resources from other projects, thus impairing its ability grow.

As a result of the Merger, Kahibah became a subsidiary of ours and, accordingly, is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Merger) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if Genesis Fluid Solutions had remained privately held and did not consummate the Merger.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  We will need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current and interfere with the ability of investors to trade our securities and for our shares to continue to be quoted on the OTC Bulletin Board or to list on any national securities exchange.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.  We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC have required changes in corporate governance practices of public companies.  As a public company, we expect these rules and regulations to increase our compliance costs in 2009 and beyond and to make certain activities more time consuming and costly.  As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger.”  Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any offerings on behalf of our post-Merger company.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:
•	changes in our industry;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;
•
limited “public float” following the Merger, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

•	sales of our common stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Private Placement);
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments;
•	economic and other external factors;
•	period-to-period fluctuations in our financial results; and
•	inability to develop or acquire new or needed technology.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Our shares of common stock are very thinly traded, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Our shares of common stock are very thinly traded, only a small percentage of our common stock is available to be traded and is held by a small number of holders and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things.  We will take certain steps including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

A significant number of shares have been issued to our counsel and others as payment for services.  In the aggregate, approximately 1.5 million shares of freely trading stock will be available for trading immediately following closing of the Merger.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our common stock.  We cannot predict how liquid the market for our common stock might become.  We anticipate having our common stock continue to be quoted for trading on the OTC Bulletin Board, however, we cannot be sure that such quotations will continue.  As soon as is practicable, we anticipate applying for listing of our common stock on either the NYSE Amex, The NASDAQ Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange.  We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remain listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

We are not required to register for sale the warrants, and do not intend to register the warrants for resale by the holders.  As a result, the only value in the warrants will be in the “spread” between the trading price of our common stock and the exercise price of the warrants.

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act.  The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years).  These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities.  If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issued in the Private Placement upon the effectiveness of the registration statement required to be filed, or upon the expiration of any statutory holding period, under Rule 144, or upon expiration of lock-up periods applicable to outstanding shares, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  The shares of common stock issued in the Merger to the current and former officers and directors of Genesis Fluid Solutions will be subject to a lock-up agreement prohibiting sales of such shares for a period of 12 months following the Merger.  Following such date, all of those shares will become freely tradable, subject to securities laws and SEC regulations regarding sales by insiders.

Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of our other stockholders.

Our directors and executive officers will own or control a significant percentage of the common stock following the Merger.  Additionally, the holdings of our directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional shares of our common stock.  Following the Merger, our Chairman and Chief Executive Officer, Ren Zhiqing, beneficially owns 20,400,000 shares of our common stock (on a post-dividend basis), or a total of approximately 68.00% of the voting power of all our outstanding shares of stock.  The interests of such persons may differ from the interests of our other stockholders.  As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders may vote, including the following actions:

●	to elect or defeat the election of our directors;
●	to amend or prevent amendment of our Certificate of Incorporation or By-laws;
●	to effect or prevent a merger, sale of assets or other corporate transaction; and
●	to control the outcome of any other matter submitted to our stockholders for vote.

In addition, such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Executive Compensation

 Information regarding the compensation paid to the executive officers and directors of the Company during the past two fiscal years is set forth in the Company’s Registration Statement on Form S-1, which was filed with the Securities and Exchange Commission on September 24, 2009,  amended on November 10,2009, December 9, 2009, January 19, 2010 and declared effective on February 9, 2010. None of the individuals who served as officers of the Company during the past two fiscal years will remain an officer or director of the Company after the Merger.

 The following table sets forth all compensation paid or accrued by us to the individuals who will become the officers and directors of the Company for services rendered during the preceding two fiscal years. The compensation comprises base salary and bonus.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Ren Zhiqing	2009	8,765	-	-	-	8,765
Chief Executive Officer and	2008	8,470	-	-	-	8,470
Chairman of the Board

Pan Mingxiao	2009	8,765	-	-	-	8,765
Executive Vice-President and Director	2008	8,470	-	-	-	8,470

Zhao Hegui	2009	26,293	-	-	-	26,293
Executive Vice-President and Director	2008	25,409	-	-	-	25,409

(1) The Company pays salaries in RMB to all executive officers and directors of the board every month. The RMB amount is translated into USD when the Company files SEC documents. The exchange rates used were the average rates of 2009 and 2008. They were 6.83 and 6.95, respectively.

Employment Agreements

On July 1, 2008, Ren Zhiqing entered into an employment agreement with Shanxi taiji, pursuant to which, Mr. Zhiqing agreed to serve as chief executive officer for a term of 5 years.  Pursuant to his employment agreement, Mr. Zhiqing is enitled to a salary of RMB5,000 or approximately $706 per month.

On July 1, 2008, Zhao Hegui entered into an employment agreement with with Shanxi taiji, pursuant to which, Mr. Hegui agreed to serve as executive vice-president for a term of 5 years.  Pursuant to his employment agreement, Mr. Hegui is enitled to a salary of RMB 15,000 or approximately $2,117 per month.

Related Party Balances

Ren Zhiqing is a director of the Company and ultimate controlling shareholder of the Company. Amount due from Ren Zhiqing represented a loan from Shanxi School, which were unsecured, interest-free and collectible on demand.

Pan Mingxiao is a shareholder of the Company and the chairman of Sichuan School, a subsidiary of the Company. Amount due from Pan Mingxiao represented a loan from Sichuan School, which were unsecured, interest-free and collectible on demand. Amount due to Pan Mingxiao represented a loan to Sichun School, which are unsecured, interest-free and have no fixed repayment term.

Beijing Taiji Investment Co., Ltd., (“Beijing Taiji”) is a company wholly owned by Ren Zhiqing. Amount due from represents loan from Kahibah Limited to Beijing Taiji, which were unsecured, interest-free and collectible on demand.

Pan Li’e is a relative of Pan Mingxiao, The balance represents money loan to Shanxi School, which is interest-free, unsecured and have no fixed repayment term.

Description of Securities

The Board of Directors of the Company is authorized to issue:

 75,000,000 shares of Common Stock, $.001 par value per share, of which 4,510,000 shares were outstanding before the Merger;

Common Stock.  The Company's Certificate of Incorporation authorizes the issuance of 75,000,000 shares of common stock, 0.001 par value per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

Market Price and Dividends on Common Equity and Other Shareholder Matters

 Our common stock is currently approved for quotation on the OTC Bulletin Board under the symbol DESG.  We intend to change our name to China Bilingual Technology & Education Group Inc. We have notified the OTC Bulletin Board of our name change and will obtain a new symbol upon approval of our name change.

Legal Proceedings

 From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  We are currently not a party to any legal proceeding and are not aware of any legal claims that we believe will have a material adverse affect on our business, financial condition or operating results.

Indemnification of Directors and Officers

 The Articles and By-Laws of the Company have no specific provisions to allow for the indemnification of the officer and director in regard to his carrying out the duties of his offices. Indemnification of directors and officers is as provided by the Nevada Revised Statutes. In the event that a claim for indemnification against such liabilities is asserted by our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Item 2.01     Completion of Acquisition of Assets

 The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02      Unregistered Sale of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 4.01     Changes in Registrant’s Certifying Accountant

On June 30, 2010, the Company changed its principal independent accountants. On such date, Joya Griffith & Company, LLC was dismissed from serving as the Company’s principal independent accountants and the Company retained Windes & McClaughry  ("De Joya")as its principal independent accountants. The decision to change accountants was approved by the Company’s Board of Directors on June 30, 2010.

The dismissal of De Joya Griffith & Company, LLC

De Joya was the independent registered public accounting firm for the Company from August 13, 2009 to June 30, 2010. None of De Joya's reports on the Company’s financial statements, including the Company’s two most recent fiscal years ending July 31, 2008 and July 31, 2009 and through the dismissal date of June 30, 2010 (a) contained an adverse opinion or disclaimer of opinion, (b) was modified as to uncertainty other than mentioned below, audit scope, or accounting principles, or (c) contained any disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of  De Joya would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(ii) of Regulation S-K occurred during the period in which De Joya served as the Company’s principal independent accountants.

In accordance with Item 304(a)(3), the Company has provided De Joya with a copy of this disclosure and has requested that De Joya furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from De Joya addressed to the Securities and Exchange Commission dated June 30, 2010 is filed as Exhibit 16.1 to this 8-K Report.

The Engagement of Windes & McClaughry Accountancy Corporation (“Windes”)

Prior to June 30, 2010, the date that Windes was retained as the principal independent accountants of the Company:

 (1)     The Company did not consult Windes regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Company’s financial statements;

 (2)     Neither a written report nor oral advice was provided to the Company by  Windes that they concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3)     The Company did not consult Windes regarding any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(iv) of Regulation S-K.

Item 5.01     Changes in Control of Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03     Amendment to the Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective immediately, the fiscal year of the Company shall be changed from July 31 to December 31.

Item 5.06     Change in Shell Company Status

As a result of the consummation of the Merger described in Item 1.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01     Financial Statements

(a)  Financial Statements of Business Acquired.  In accordance with Item 9.01(a), (i) Kahibah Limited’s financial statements for the fiscal years ended December 31, 2009 and 2008 and Kahibah Limited’s unaudited financial statements for the three months ended March 31, 2010 and 2009, are filed in this Current Report on 8-K as Exhibit 99.1.

(b)  Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(d)   Exhibits.

Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation (Incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 24, 2009).
3.2	By-Laws (Incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 24, 2009).
10.1	Agreement and Plan of Merger dated June 30, 2010
10.2	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations dated June 30, 2010
10.3	Stock Purchase Agreement dated June 30, 2010
16.1	Letter form De Joya Griffith & Company, LLC dated June 30, 2010
99.1	Kahibah Limited Consolidated Financial Statements as of December 31, 2009 and 2008, and March 31, 2010
99.2	Pro Forma Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2010	China Bilingual Technology & Education Group Inc.

	By:	/s/ Ren Zhiqing
Name: Ren Zhiqing Title: Chief Executive Officer